               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                            CAPITAL GROWTH SECURITIES




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                     _                              _
                    |        ______________________  |
FORMULA:            |       |                        |
                    |  /\ n |         ERV            |
               T  = |    \  |    -------------       |  - 1
                    |     \ |          P             |
                    |      \|                        |
                    |_                              _|

          T   = AVERAGE ANNUAL TOTAL RETURN
          n   = NUMBER OF YEARS
          ERV = ENDING REDEEMABLE VALUE
          P   = INITIAL INVESTMENT


                                                                  (A)
  $1,000        ERV AS OF      AGGREGATE      NUMBER OF     AVERAGE ANNUAL
INVESTED - P    31-Oct-96    TOTAL RETURN     YEARS - n    TOTAL RETURN - T
------------    ---------    ------------     ---------    ----------------
 31-Oct-95      $1,129.20       12.92%          1.00            12.92%

 31-Oct-91      $1,395.30       39.53%          5.00             6.89%

 02-Apr-90      $1,925.60       92.56%          6.58            10.47%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE (NON STANDARD COMPUTATIONS)
(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                     _                              _
                    |        ___________________     |
FORMULA:            |       |                        |
                    |  /\ n |         EV             |
               t =  |    \  |    -------------       |  - 1
                    |     \ |         P              |
                    |      \|                        |
                    |_                              _|



                        EV
               TR = ----------    - 1
                        P



     t  = AVERAGE ANNUAL TOTAL RETURN
          (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
     EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
     P  = INITIAL INVESTMENT
     TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)



                                  (C)                             (B)
  $1,000        EV AS OF         TOTAL        NUMBER OF     AVERAGE ANNUAL
INVESTED - P    31-Oct-96     RETURN -TR      YEARS - n      TOTAL RETURN
------------    ---------     ----------      ---------     --------------

 31-Oct-95      $1,179.20       17.92%          1.00            17.92%

 31-Oct-91      $1,415.30       41.53%          5.00             7.19%

 02-Apr-90      $1,925.60       92.56%          6.58            10.47%


(D)  GROWTH OF $10,000
(E)  GROWTH OF $50,000
(F)  GROWTH OF $100,000

FORMULA:  G = (TR+1)*P
          G = GROWTH OF INITIAL INVESTMENT
          P = INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION



$10,000        TOTAL          (D) GROWTH OF            (E) GROWTH OF             (F) GROWTH OF
INVESTED - P   RETURN - TR    $10,000 INVESTMENT -G    $50,000 INVESTMENT -G     $100,000 INVESTMENT -G
------------   -----------    ---------------------    ---------------------     ----------------------
02-Apr-90         92.56              $19,256                  $96,280                   $192,560